UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2020

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 7.01 Regulation FD Disclosure.

Stockholder Letter

Procaccianti Hotel REIT, Inc. (the “Company”) sent a letter to stockholders regarding recent developments surrounding the novel coronavirus (COVID-19). A copy of the stockholder letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Share Repurchase Program

On March 20, 2020, the Company’s board of directors (the “Board”) decided to temporarily suspend repurchases under the Company’s share repurchase program effective with repurchase requests that would otherwise be processed in April 2020 due to the negative impact of the coronavirus (COVID-19) pandemic on the Company’s portfolio to date. However, the Company will continue to process repurchases due to death in accordance with the terms of its instead of our share repurchase program. The Company will announce any updates concerning its share repurchase program in a Current Report on Form 8-K. Any unprocessed requests will automatically roll over to be considered for repurchase when the Company fully reopens its share repurchase program, unless a stockholder withdraws the request for repurchase five business days prior to the next repurchase date.

Update Regarding the Estimated Per Share NAVs

On May 23, 2019, the Board, at the recommendation of the Audit Committee of the Board (the “Committee”), comprised solely of independent directors, unanimously approved and established the estimated per share NAV of  $10.00 (the “K Share Estimated Per Share NAV”) of each of the shares of the Company’s K-I Shares, K Shares and K-T Shares, of  $3.97 (the “A Share Estimated Per Share NAV”) of the Company’s A Shares and of  $0.00 (the “B Share Estimated Per Share,”  collectively with the K Share Estimated Per Share NAV and A Share Estimated Per Share NAV, the “Estimated Per Share NAVs”). Because the Estimated Per-Share NAVs are only determined annually, they may differ significantly from our actual per-share net asset value at any given time. Our current offering prices reflect the Estimated Per Share NAVs. The Estimated Per Share NAVs were published before the COVID-19 pandemic, and may differ significantly from the Company’s actual estimated NAV per share until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment is made to the Company’s estimated NAV per share, as determined by the Board.  Any resulting disparity may be to the detriment of a purchaser of the Company’s shares.  The Company expects to release updated Estimated Per Share NAVs calculated as of March 31, 2020, which may be lower than the current Estimated Per Share NAVs.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Stockholder Letter

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs or expectations relating to the Company’s response to COVID-19 and the ability of the Company to weather the related economic challenges are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to: changes in the severity of the public health and economic impact of COVID-19, and other risks described in the "Risk Factors" section of the Company’s prospectus, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements and the Company undertakes no duty to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: March 20, 2020	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer